Exhibit 99.1

Hoth Therapeutics Announces $15 Million Private Placement

Priced At-the-Market Under Nasdaq Rules

NEW YORK,  March 8, 2021/ PR Newswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a patient focused clinical stage biopharmaceutical company, today announced that it has entered into a definitive agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 7,594,937 shares of its common stock (or common stock equivalent in lieu thereof) and warrants to purchase up to an aggregate of 7,594,937 shares of common stock, at a purchase price of $1.975 per share and accompanying warrant in a private placement priced at-the-market under Nasdaq Rules. The gross proceeds to the Company from the private placement are expected to be approximately $15 million. The private placement is expected to close on or about March 10, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The warrants will have an exercise price $1.86 per share and exercise period commencing immediately upon issuance date and a term of three years.

The Company currently intends to use the net proceeds from the private placement for further development of Hoth’s product candidates and for working capital and general corporate purposes.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the SEC covering the resale of the securities to be issued to the investors in the private placement no later than 15 days after today and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after today in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for unmet medical needs. Hoth’s pipeline development is focused to improve the quality of life for patients suffering from indications including atopic dermatitis, skin toxicities associated with cancer therapy, chronic wounds, psoriasis, asthma, acne, and pneumonia. Hoth has also entered into two different agreements to further the development of two therapeutic prospects to prevent or treat COVID-19.  To learn more, please visit www.hoththerapeutics.com.

The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to market and other conditions, the completion of the private placement, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement,

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions, including, but not limited to market and other conditions, the completion of the private placement, the satisfaction of customary closing conditions related to the private placement. These statements concern the intended use of net proceeds from the private placement, Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management’s expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791